Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Yingli Green Energy Holding Company Limited:
We consent to the incorporation by reference in the registration statement No. 333-148353 on Form S-8 of Yingli Green Energy Holding Company Limited and in the registration statement No. 333-155782 on Form F-3 of Yingli Green Energy Holding Company Limited of our reports dated June 15, 2009, with respect to the consolidated balance sheets of Yingli Green Energy Holding Company Limited as of December 31, 2007 and 2008, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the period from August 7, 2006 (date of inception) through December 31, 2006 and for the years ended December 31, 2007 and 2008, and the consolidated statements of income, owners’ equity and cash flows of Baoding Tianwei Yingli New Energy Resources Co., Ltd. for the period from January 1, 2006 through September 4, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 20-F of Yingli Green Energy Holding Company Limited.
/s/ KPMG
Hong Kong, China
June 15, 2009